UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant

to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2014 Named Executive Officer Base Salary and Stock Option Grants

On February 4, 2014, the Compensation Committee of our Board of Directors approved increases in base salary and the grant of stock options for our executive officers. The increases in base salary are effective as of January 1, 2014 unless noted otherwise. The total number of stock options granted to each individual was determined in part based on the Compensation Committee’s evaluation of the company’s performance against 2013 corporate goals, as well as each executive officer’s individual performance, competencies and impact to the organization during the prior year. The following table sets forth 2014 base salaries and the number of shares underlying the stock option grants for our named executive officers:

Name	Title	2014 Base Salary		Stock Options
Kent Snyder (1)	Chairman of the Board (Chief Executive Officer until January 2, 2014)	$	N/A	N/A
John Poyhonen (2)	President and Chief Executive Officer (effective January 2, 2014)		$500,000	500,000
Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer		$386,330	95,000
Antony E. Rogers	Senior Vice President and Chief Financial Officer		$349,160	95,000
David Berger (3)	Senior Vice President, General Counsel and Corporate Secretary (until August 2, 2013)		$30,000	N/A
Sharon Wicker (4)	Senior Vice President and Chief Commercial Development Officer		$362,600	95,000

Notes:

(1)         2014 Base Salary in effect upon retirement as Chief Executive Officer on January 2, 2014 was $551,570. Mr. Snyder will receive compensation for his continued service as Chairman of the Board in accordance with our Non-Employee Director Compensation Policy; such compensation is not included above.

(2)         2014 Base Salary was effective upon appointment as Chief Executive Officer on January 2, 2014. Stock options were granted on January 15, 2014 at an exercise price of $6.67 and with termination, pricing and vesting provisions as described below.

(3)         Mr. Berger was a named executive officer for fiscal year 2012 but is not a named executive officer for fiscal year 2013. His 2014 Base Salary represents the annual equivalent of his current part-time salary.

(4)         Ms. Wicker is a named executive officer for fiscal year 2013.

The stock options described above (i) will be granted effective as of February 18, 2014, unless noted otherwise, pursuant to our 2013 Equity Incentive Plan, (ii) terminate ten years after the grant date or earlier in the event the option holder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on the most recent trading day prior to the grant date. Subject to the option holder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; subject to suspension of vesting during periods of certain extended leaves.

Incentive Cash Bonus Payment Determinations

In March 2013, the Compensation Committee of our Board of Directors established our 2013 Executive Bonus Plan, or 2013 Bonus Plan. Under the 2013 Bonus Plan, our executives were provided with the opportunity to earn cash bonus payments conditioned upon the achievement of specified corporate goals. Under the 2013 Bonus Plan, each individual was assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2013 base salary, based on the person’s role and title in the company.

Under the 2013 Bonus Plan, the range of bonus opportunity as a percentage of 2013 base salary for each of our named executive officers was as follows:

Name	Title for Calendar Year 2013	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Antony E. Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%
David B. Berger (1)	Senior Vice President, General Counsel and Corporate Secretary	20%	40%	60%
Sharon Wicker (2)	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%

Notes:

(1)         Mr. Berger was a named executive officer for fiscal year 2012 but is not a named executive officer for fiscal year 2013.

(2)         Ms. Wicker is a named executive officer for fiscal year 2013.

Under the terms of our 2013 Bonus Plan, the payout for all of our officers was calculated entirely based on our achievement of corporate goals during 2013 and a minimum corporate goal achievement of greater than or equal to 50% was required for an executive to earn any performance-based cash bonus. The threshold bonus was earned if a corporate goal achievement of 50% was obtained. The target bonus was earned if a corporate goal achievement of 75% was obtained. The maximum bonus was earned if a corporate goal achievement of 100% was obtained. The specific bonus amount was based on a linear continuum from threshold to maximum. The 2013 Bonus Plan also contemplated that the Compensation Committee, in its sole discretion, could determine to either increase the payout under the 2013 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warranted.

Our corporate goals for 2013 were established by our Board of Directors and were weighted based on importance. Our 2013 corporate goals were a combination of commercialization and financial goals, which represented 57.5% of our corporate goals, and discovery and development goals, which represented the remaining 42.5% of our corporate goals. On February 4, 2014, the Compensation Committee reviewed the achievement of corporate goals and determined the bonus amount payable under the 2013 Bonus Plan for each named executive officer based on a corporate goal achievement of 81.2%. The 2013 cash bonuses approved for each named executive officer are as follows, which will be paid to the individuals in February 2014.

Name	2013 Bonus Plan Compensation
Kent Snyder	$371,979
John Poyhonen	$203,412
Donald S. Karanewsky, Ph.D.	$167,499
Antony E. Rogers	$151,380
David B. Berger (1)	$93,739
Sharon Wicker (2)	$157,207

Note:

(1)         Mr. Berger was a named executive officer for fiscal year 2012 but is not a named executive officer for fiscal year 2013. Bonus amount is pro-rated based on the period of full-time employment through August 2, 2013.

(2)         Ms. Wicker is a named executive officer for fiscal year 2013.

2014 Executive Bonus Plan

On February 4, 2014, the Compensation Committee of our Board of Directors also approved our 2014 Executive Bonus Plan, or 2014 Bonus Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the 2014 Bonus Plan, our executives are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals. Under the 2014 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2014 base salary, based on the person’s role and title in the company. Messrs. Snyder and Berger are not eligible for a bonus under the 2014 Bonus Plan.

Under the 2014 Bonus Plan, the range of bonus opportunity as a percentage of 2014 base salary for each of our named executive officers for fiscal year 2013, other than Mr. Snyder, is as follows:

Name	Title	Threshold	Target	Maximum
John Poyhonen	President and Chief Executive Officer (effective January 2, 2014)	30%	60%	90%
Donald S. Karanewsky, Ph.D.	Senior Vice President and Chief Scientific Officer	20%	40%	60%
Antony E. Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%

Under the terms of our 2014 Bonus Plan, the payout for all of our officers is calculated entirely based on our achievement of corporate goals during 2014 and a minimum corporate goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus. The threshold bonus is earned if a corporate goal achievement of 50% is obtained. The target bonus is earned if a corporate goal achievement of 75% is obtained. The maximum bonus is earned if a corporate goal achievement of 100% is obtained. The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2014 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts. The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2014 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

On February 5, 2014 our Board of Directors established corporate goals for 2014. For 2014, our corporate goals are a combination of commercialization and financial goals, which represent 57.5% of our corporate goals, and discovery and development goals, which represent the remaining 42.5% of our corporate goals.

Under the 2014 Bonus Plan, the Compensation Committee retains the discretion to pay bonus awards in full or in part in the form of cash or as Stock Awards under our 2013 Equity Incentive Plan, as amended from time to time, or any similar equity incentive plan that we subsequently adopt. In the event that the Compensation Committee elects to pay a bonus under the 2014 Bonus Plan in the form of a stock award, the Compensation Committee will have discretion to determine the specific form and number of such awards that would be equivalent to the dollar value of bonus payable under the terms of the 2014 Bonus Plan.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1        Senomyx, Inc. 2014 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: February 7, 2014

INDEX TO EXHIBITS

99.1        Senomyx, Inc. 2014 Executive Bonus Plan.